SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2006

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11758 (Commission File Number)	36-3145972 (IRS Employer Identification No.)

1585 Broadway, New York, New York (Address of Principal Executive Offices)		10036 (Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

   Item 1.01. Entry into a Material Definitive Agreement

     On February 14, 2006, Morgan Stanley (the “Company”) and Mr. John J. Mack, the Chairman of the Board and Chief Executive Officer of the Company, entered into an amendment (the “Amendment”) to the Amended and Restated Employment Agreement, dated as of September 20, 2005, as further amended on December 13, 2005 (the “Agreement”), between the Company and Mr. Mack, to eliminate the guaranteed cash severance payable under the Agreement in the event that, during Mr. Mack’s five-year term of employment ending on June 30, 2010, Mr. Mack’s employment is terminated other than for Cause, death or Disability or Mr. Mack terminates his employment for Good Reason (capitalized terms are defined in the Agreement). This summary is qualified by the entirety of the terms and conditions set forth in the Amendment to the Agreement that is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

   Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     (c) On February 8, 2006, the Company announced that Zoe Cruz, who had been Acting President of the Company, was appointed Co-President of the Company, and that Robert Scully was appointed Co-President with Ms. Cruz. The appointments are effective immediately. The Company's related press release is filed as Exhibit 99 to this Form 8-K and is incorporated by reference herein.

   Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

Exhibit
Number	Description

10.1	Amendment, dated February 14, 2006, to the Amended and Restated Employment Agreement, dated as of September 20, 2005, as further amended on December 13, 2005, between the Company and Mr. Mack.

99	Press Release of Morgan Stanley dated February 8, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY
(Registrant)

Date: February 14, 2006	By:	/s/ William J. O’Shaughnessy, Jr.

		Name:	William J. O’Shaughnessy, Jr.
		Title:	Assistant Secretary and Counsel